Exhibit 99.1

CONTACT:	Linda Flynn, (212) 235-2191
Linda.Flynn@tphs.com

Trinity Place Holdings Refinances 77 Greenwich

Occupancy at the 90-unit luxury condominium has begun

Company Closes Private Placement of Common Stock and Announces Key Dates for Rights Offering

NEW YORK, NY (October 25, 2021). Trinity Place Holdings Inc. (NYSE American: TPHS) (the “Company”) announced that it had entered into an inventory loan provided by Macquarie Capital, the advisory, capital markets and principal investment arm of Macquarie Group, the global financial services firm. Proceeds from the loan, which has a two-year term with an additional one-year extension option, were used to repay the 77 Greenwich construction loan and will support the final closeout of construction and further sellout efforts at the luxury mixed-use development.

“We are nearing completion on this new trophy asset in Lower Manhattan and the building looks spectacular,” said Matthew Messinger, President & CEO of Trinity Place Holdings Inc. “The loan from Macquarie gives us the flexibility to maximize the value of the asset in this vastly improving residential sales market. We are honored to be partnering with a lender of Macquarie’s stature in this final phase of 77 Greenwich’s development as we continue to sell units and residents move into the building.”

“We are very selective and are incredibly excited to support the full sellout of this unique mixed-use building being executed by a high caliber team at Trinity Place Holdings, in an ever more vibrant Downtown neighborhood,” said Jackie Hamilton, Global Co-Head, Real Estate Principal Investing at Macquarie Capital.

Messinger also noted that “third quarter home sales in Manhattan were the highest in 32 years, and have been especially active at the high end. Home sales above $4 million have increased by 133% since the same period in 2019. As international travel reopens next month and companies set a return-to-work date early next year, we remain bullish on Downtown Manhattan.” He added, “I would also like to thank Mass Mutual for being our partner on the construction phase through the pandemic.”

In connection with the loan, affiliates of or funds managed by long-time investors MFP Partners and Third Avenue Management provided equity funding in a private placement, with the Company’s mezzanine lender, an affiliate of its corporate lender and a global institutional asset management firm, providing additional mezzanine financing. A rights offering will be made to all shareholders on the same terms as the private placement.

77 Greenwich Development Project (“Jolie On Greenwich”)

•	The Company’s Lower Manhattan luxury mixed-use development is nearing completion.
•	Residential unit closings have begun and the building is home to its first residents. Additional closings are scheduled over the next several months.
•	Sales continue to be led by Ryan Serhant and the Serhant. New Development Team. For more information visit www.JolieonGreenwich.com.

•	In addition to 90 residential condominium units starting at 150’ above street level – all with water views of New York Harbor and the Hudson River – the development includes an approximately 7,500 square foot retail unit owned by the Company, a portion of which has been leased, and a newly constructed elementary school.
•	The NYC School Construction Authority (SCA) is finishing the interior buildout of the new elementary school at the base of the building, which was conveyed to the SCA in April 2020. The school is anticipated to open in September 2022 with capacity for approximately 476 students.

Steven Klein, Geoff Goldstein and Alex Staikos of JLL acted as exclusive brokers on this financing transaction.

James P. Godman and Dennis Heyman of Kramer Levin Naftalis & Frankel LLP represented the Company on the transaction and David Broderick and David Brigleb of McDermott Will & Emery LLP represented Macquarie on the transaction.

Private Placement and Rights Offering

As noted, the Company sold an aggregate of 2,539,473 shares of common stock at a purchase price of $1.90 per share, or $4,825,000 in aggregate proceeds, to affiliates of or funds managed by long-time investors MFP Partners and Third Avenue Management.

The Company also announced that a record date of November 3, 2021 has been set for a rights offering of its shares of common stock. Upon commencement of the offering, the Company will distribute to stockholders as of the record date 0.075278 non-transferable subscription rights for each share of common stock held of record as of 5:00 p.m., New York time on November 3, 2021, to purchase their pro rata portion of newly issued shares of its common stock. Each whole subscription right will entitle the holder to purchase one share of common stock at a subscription price equal to $1.90 per share. Holders as of the record date will also have oversubscription rights, pursuant to which they may be able to purchase additional shares at the subscription price to the extent that not all subscription rights are exercised, subject to certain limitations. The total number of subscription rights issued to each stockholder will be rounded down to the nearest whole number. The rights may be exercised at any time during the subscription period, which will commence on November 5, 2021. The rights will expire if not exercised by 5:00 p.m., New York time, on December 3, 2021, unless the Company extends the subscription period. The Company’s Chief Executive Officer has indicated his intention to subscribe in the rights offering for at least 52,631 shares.

The rights offering will be made pursuant to the Company’s effective shelf registration statement on file with the Securities and Exchange Commission (Reg. No. 333-235276). The information herein is not complete and is subject to change. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Please see the Company’s Current Report on Form 8-K, to be filed today with the SEC, for additional information on the transactions described in this release.

About Trinity Place Holdings

Trinity Place Holdings Inc. (NYSE American: TPHS)(the “Company”) is a real estate holding, investment, development and asset management company. The Company’s largest asset is currently a property located at 77 Greenwich Street in Lower Manhattan. 77 Greenwich is under development as a mixed-use project consisting of a 90-unit residential condominium tower, retail space and a New York City elementary school. The Company also owns a newly built 105-unit, 12-story multi-family property located at 237 11th Street in Brooklyn, New York, and, through joint ventures, a 50% interest in a newly built 95-unit multi-family property known as The Berkley, located at 223 North 8th Street, Brooklyn and a 10% interest in a newly built 234-unit multi-family property located one block from The Berkley at 250 North 10th Street also in Brooklyn, New York. In addition, the Company owns a property occupied by retail tenants in Paramus, New Jersey. In addition to its real estate portfolio, the Company also controls a variety of intellectual property assets, including Filene’s Basement and related trademarks, focused on the consumer sector, a legacy of its predecessor, Syms Corp. The Company also had approximately $240.7 million of federal net operating loss carryforwards as well as state and local net operating loss carryforwards at June 30, 2021, which can be used to reduce its future taxable income and capital gains.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements.  For a more complete description of these and other possible risks and uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2020, as well as to our subsequent filings with the Securities and Exchange Commission.  The forward-looking statements contained herein speak only as of the date hereof, and we assume no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

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